Exhibit 99.1

ARES CAPITAL ANNOUNCES

MARCH 31, 2005 FINANCIAL RESULTS

New York, NY – May 4, 2005 – Ares Capital Corporation (Nasdaq: ARCC) today announced financial results for its first quarter ended March 31, 2005.  Ares Capital commenced material operations on October 8, 2004 after closing its initial public offering of 11,000,000 shares of common stock at $15.00 per share.  On March 23, 2005 Ares Capital completed a secondary offering of 12,075,000 shares at $16.00 per share.  Ares Capital received net proceeds of approximately $341 million from these offerings.

HIGHLIGHTS

•                              Stockholders’ Equity (at March 31, 2005 ):  $346.3 million

•                              Net Assets per Share (at March 31, 2005):  $14.96

•                              Declared  1st Quarter 2005 Dividend:  $0.30

•                              Reported 1st Quarter 2005 EPS Basic and Diluted:  $0.69

•                              Total Fair Value of Investments:  $235.3 million

•                              Increased commitments under revolving facility that allows up to $225 million of borrowings

First Quarter 2005 Operating Results:

•                              Net income:  $8,503,906 or $0.69 per share

•                              Net investment income:  $3,529,829 or $0.29 per share

•                              Net realized and unrealized gains:  $4,974,077 or $0.40 per share

First Quarter 2005 Portfolio Activity

•                              Purchase cost of additional investments made during period: $56.8 million

•                              Sales/redemptions of investments during period:  $9.7 million

•                              Number of portfolio company investments as of March 31, 2005:  23

•                              Weighted average yield of the debt and income producing equity securities as of March 31, 2005:  12.22%(1)

(1) Computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at fair value.

OPERATING RESULTS

For the quarter ended March 31, 2005, Ares Capital reported net income of $8.5 million or $0.69 per share.  Net investment income for the first quarter ended March 31, 2005 was $3.5 million or $0.29 per share.  Net realized and unrealized gains were $5.0 million or $0.40 per share for the first quarter of 2005.

In the first quarter of 2005 Ares Capital invested approximately $56 million in new commitments across five portfolio companies (three new borrowers and two existing borrowers).  Of the $56 million in new commitments during the quarter, approximately 62%, 27% and 11% were made in first lien senior secured debt, senior subordinated debt and equity/other securities, respectively. 84% of such investments were at variable rates.  Specifically during the quarter, significant new commitments included:

•                  $15.5 million in first lien senior secured debt to a collection services company;

•                  $15.0 million in first lien senior secured debt and senior subordinated debt to a branded luggage designer, marketer and distributor;

•                  $10.0 million in first lien senior secured debt to a  residential, outdoor storage shed manufacturer;

•                  $9.3 million in first lien senior secured debt, senior subordinated debt and equity to a thermal management and electronic packaging manufacturer; and,

•                  $5.8 million in senior notes to an office supply products manufacturer and distributor.

During the first quarter of 2005, Ares Capital realized capital gains of $0.41 million from dispositions and recorded unrealized capital gains of $4.6 million. The unrealized capital gains were attributable primarily to a $4.8 million  anticipated gain under a purchase and sale agreement that was entered into on March 19, 2005 pursuant to which one of our portfolio companies agreed to be sold. Because the gain was not realized during the quarter, no incentive fee was payable with respect to the transaction for the quarter ended March 31, 2005.   The portfolio value of the company’s investments at March 31, 2005 was $235.3 million.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 39% senior secured debt securities (29% first lien and 10% second lien assets), 39% mezzanine debt securities, 14% preferred/common equity securities and 8% other securities (senior notes/CDO debt/equity assets) as of March 31, 2005.

Total assets were $360.5 million as of March 31, 2005.  Stockholders’ equity was $346.3 million at March 31, 2005, while net assets per share was $14.96.  As of March 31, 2005, the weighted average yield of the debt and income producing equity securities was 12.22% (computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at fair value).  As of March 31, 2005, 46% of the fund’s assets were in floating rate debt securities.

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  As of March 31, 2005, the weighted average grade of Ares Capital’s portfolio investments was 3.2 (with no 1.0 ratings in the portfolio).  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.

LIQUIDITY AND CAPITAL RESOURCES

During the first quarter of 2005, Ares Capital raised a total of $183.9 million in net proceeds from its March secondary public offering.  In April 2005, Ares Capital successfully increased its revolving credit facility to allow for up to $225.0 million of total commitments.  As of March 31, 2005 we had no borrowings outstanding under the revolving facility and Ares Capital continues to be in compliance with all of the limitations and requirements of the facility.  The facility expires on November 3, 2005, unless extended prior to such date for an additional 364-day period with the consent of the lender.  If the facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period through a termination date of November 3, 2007.

DIVIDEND

For the period from January 1, 2005 through March 31, 2005, Ares Capital declared a dividend on February 23, 2005 of $0.30 per share for a total of $3,320,524.  The record date was March 7, 2005 and the dividend was distributed on April 15, 2005.

CONFERENCE CALL

The company will host a conference call today,  May 4, 2005, at 4:00 p.m. (ET) to discuss its first quarter 2005 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 338-2144 approximately 5-10 minutes prior to the call.  International callers should dial (212) 231-6038.  All callers should reference “Ares Capital Corporation.”  An archived replay of the call will be available through May 18, 2005 by calling (800) 633-8625.  International callers please dial (402) 977-9141.  For all replays, please reference pin # 21245780.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases may include an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

INFO SOURCES

Ares Capital Corporation; Regulatory Filings (SEC)

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of March 31, 2005 (unaudited) and December 31, 2004

	As of
	March 31, 2005	December 31, 2004

ASSETS
Investments at fair value (amortized cost of $230,535,301 and $182,329,200, respectively)
Non-control/Non-affiliate investments	$216,861,880	$165,126,181
Affiliate investments	18,469,415	17,433,966
Total investments at fair value	235,331,295	182,560,147
Cash and cash equivalents	119,606,955	26,806,160
Receivable for open trades	2,646,742	8,794,478
Interest receivable	1,901,933	1,140,495
Other assets	983,675	1,154,334
Total assets	$360,470,600	$220,455,614

LIABILITIES
Credit facility payable	$—	$55,500,000
Payable for open trades	5,813,944	—
Reimbursed underwriting costs payable to the Inv’t Adviser	2,475,000	—
Dividend payable	3,320,524	3,320,030
Accounts payable and accrued expenses	1,029,021	1,556,446
Management and incentive fees payable	1,084,996	274,657
Interest and facility fees payable	375,290	96,176
Interest payable to the Investment Adviser	51,725	—
Total liabilities	$14,150,500	$60,747,309

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 23,143,414 and 11,066,767 common shares issued and outstanding, respectively	23,144	11,067
Capital in excess of par value	341,019,042	159,602,706
Net unrealized appreciation on investments	4,795,994	230,947
Distributions less than (in excess of) net investment income	481,920	(136,415)
Total stockholders’ equity	346,320,100	159,708,305

Total liabilities and stockholders’ equity	$360,470,600	$220,455,614

NET ASSETS PER SHARE	$14.96	$14.43

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Quarter Ended March 31, 2005 (unaudited)

INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$4,920,655
Interest from cash & cash equivalents	30,356
Capital structuring service fees	303,750
Other income	59,396
Total investment income from non-control/non-affiliate investments	5,314,157
From affiliate investments:
Interest from investments	310,593
Other income	125,842
Total investment income from affiliate investments	436,435
Total investment income	5,750,592

EXPENSES:
Management and incentive fees	1,084,996
Administrative	233,272
Professional fees	164,994
Directors fees	72,165
Insurance	142,813
Interest and credit facility fees	375,290
Interest payable to the Investment Adviser	51,725
Amortization of debt issuance costs	65,690
Other	29,818
Total expenses	2,220,763
NET INVESTMENT INCOME	3,529,829

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	409,180
Net realized loss from affiliate investment transactions	(150)
Net realized gains from investment transactions	409,030
Net unrealized gain (loss):
Investment transactions from non-control/non-affiliate investments	4,566,231
Investment transactions from affiliate investments	(1,184)
Net unrealized gains from investment transactions	4,565,047
Net realized and unrealized gain on investments	4,974,077
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$8,503,906

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.69

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	12,275,457